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                     AZTEC MANUFACTURING PLANS TO ACQUIRE
                          EIGHTH GALVANIZING FACILITY



CROWLEY, Texas, February xx, 1996 - Aztec Manufacturing Co. (NASDAQ-AZTC), announced plans to acquire 100% of the outstanding stock for cash of Arkansas Galvanizing, Inc. of Prairie Grove, Arkansas. Aztec Manufacturing Co. currently operates three electrical products companies and seven galvanizing plants in the Southwest and Midsouth.



For further information at Aztec Manufacturing contact:
Dana Perry, Vice President of Finance
(817) 297-4361